FOR IMMEDIATE RELEASE:	FOR MORE INFORMATION CONTACT:
November 4, 2015	Kristina Waugh 318.340.5627
kristina.r.waugh@centurylink.com

CENTURYLINK REPORTS THIRD QUARTER 2015 RESULTS
Achieved operating revenues of approximately $4.6 billion, including core revenues1 of approximately $4.0 billion
Generated operating cash flow2 of $1.78 billion, excluding special items
Generated free cash flow2, excluding special items, of $747 million
Achieved Adjusted Net Income2 of $390 million and Adjusted Diluted EPS2 of $0.70, excluding special items
Added more than 11,000 PrismTM TV customers during third quarter
Repurchased nearly 9.8 million shares for $263 million during third quarter; Program to date through November 3, 2015 repurchased 27.5 million shares for $867 million leaving approximately $133 million outstanding under the current $1 billion repurchase program
Company also announces strategic alternatives review for global data centers

MONROE, La. — CenturyLink, Inc. (NYSE: CTL) today reported results for third quarter 2015.
“CenturyLink achieved solid third quarter revenues from its Consumer and Business retail network customers, while Business wholesale and hosting revenues declined,” said Glen F. Post III, chief executive officer and president. “Demand for high-bandwidth data services remained strong as our business network sales increased sequentially and year-over-year, primarily driven by enterprise and global customers.

“We exited the quarter with a very strong business sales funnel, including an increased number of large deal opportunities. This funnel has continued to strengthen during the fourth quarter and October sales results were the highest of the year.

“We are also on track to achieve our targeted reduction of approximately $125 million in planned second half 2015 operating expenses, with the majority of the reduction expected to occur in the fourth quarter," Post concluded.

1 Core revenues defined as strategic revenues plus legacy revenues (excludes data integration and other revenues), as described further in the attached schedules.
2 See attachments for non-GAAP reconciliations.

Third Quarter 2015 Highlights

•	Achieved core revenues of approximately $4.0 billion in third quarter 2015.

•
Revenue from high-bandwidth data services provided to Business customers, including MPLS[3], Ethernet and Wavelength, grew more than 7% year-over-year; Revenue from Consumer strategic services also grew more than 7% year-over-year.

•	Generated free cash flow of $747 million, excluding special items.

•	Added approximately 11,300 CenturyLink® PrismTM TV customers during third quarter 2015, ending the period with approximately 269,000 customers.

•
Driven in part by tighter credit and collection processes, ended the quarter with approximately 6.1 million high-speed Internet customers, a decrease of approximately 37,000 customers in third quarter 2015.

•	Purchased and retired nearly 9.8 million shares of CenturyLink common stock for $263 million during third quarter 2015.

Consolidated Financial Results
Operating revenues for third quarter 2015 were $4.55 billion compared to $4.51 billion in third quarter 2014 driven by the $150 million increase in high-cost support revenues due to the acceptance of Connect America Fund Phase 2 (CAF Phase 2) support during third quarter 2015, a substantial portion of which related to a true-up for the first half of the year. This increase due to CAF Phase 2, along with strength in high-bandwidth data services and Consumer strategic revenues, offset the declines in low-bandwidth data services and data integration revenues, as well as the decline in legacy revenues4 which was primarily driven by access line losses and lower long distance revenues. Growth in strategic revenues was primarily due to continued business customer demand for high-bandwidth data services, along with year-over-year growth in high-speed Internet and CenturyLink® PrismTM TV customers and higher ARPU.
Operating expenses, excluding special items, decreased to $3.82 billion from $3.87 billion in third quarter 2014. The year-over-year decrease was primarily driven by lower depreciation and amortization expenses, a reduction in workforce and lower customer premise equipment costs (related to lower data integration revenues), which were partially offset by higher employee benefit expenses, PrismTM TV and other costs.
Operating cash flow (as defined in our attached supplemental schedules), excluding special items, increased to $1.78 billion from $1.75 billion in third quarter 2014. For third quarter 2015, CenturyLink achieved an operating cash flow margin, excluding special items, of 39.1% versus 38.7% in third quarter 2014. These increases were primarily driven by higher revenues due to the recognition of CAF Phase 2 funds, along with the growth in high-bandwidth data services and Consumer strategic revenues, which were partially offset by declines in legacy and low-bandwidth data services revenues.
Adjusted Net Income and Adjusted Diluted Earnings Per Share (EPS) exclude the after-tax impact of special items, the non-cash after-tax impact of the amortization of certain intangible assets related to major acquisitions since mid-2009, and the non-cash after-tax impact to interest expense relating to the assignment of fair value to the outstanding debt assumed in connection with those acquisitions.

3 Multi-Protocol Label Switching
4 Beginning first quarter 2015, certain revenues were reclassified between strategic services and legacy services. All historical periods have been restated to reflect this change.

Excluding the items outlined above, CenturyLink’s Adjusted Net Income for third quarter 2015 was $390 million compared to Adjusted Net Income of $359 million in third quarter 2014. Third quarter 2015 Adjusted Diluted EPS was $0.70 compared to $0.63 in the year-ago period due to the higher Adjusted Net Income and the impact of the lower number of shares outstanding due to share repurchases since third quarter 2014. See the attached schedules for additional information.

GAAP Results - Third Quarter
Under generally accepted accounting principles (GAAP), net income for third quarter 2015 was $205 million compared to a net income of $188 million for third quarter 2014, and diluted earnings per share was $0.37 for third quarter 2015 compared to $0.33 for third quarter 2014.
Additional details regarding the Company’s special items for the three months ended September 30, 2015 and 2014 are provided in the accompanying financial schedules.

Segment Financial Results5
Business
The Business segment continued to experience solid demand for high-bandwidth data services in third quarter 2015.

•	High-bandwidth data services revenues from retail business customers grew nearly 9% year-over-year.

•	Strategic revenues were $1.56 billion in the quarter, a 2.1% decrease from third quarter 2014, primarily due to continued declines in low-bandwidth data and hosting services.

•
Total segment revenues were $2.64 billion, a decrease of 4.9% from third quarter 2014, due primarily to lower low-bandwidth data services, legacy revenues and data integration revenues, which were partially offset by growth in high-bandwidth data services revenues.

•	Business segment margin declined to 41.5% from 44.1% a year ago primarily due to the continued decline in legacy and low-bandwidth data services revenue.
Consumer
The Consumer segment achieved strong year-over-year strategic revenue growth driven primarily by increased high-speed Internet and CenturyLink® PrismTM TV customers, along with higher ARPU.

•	Total segment revenues were $1.51 billion for third quarter 2015, an increase of 1.2% from third quarter 2014.

•	Strategic revenues were $763 million in the quarter, a 7.2% increase over third quarter 2014.

•
Approximately 11,300 CenturyLink® PrismTM TV customers added during third quarter 2015 and more than 360,000 addressable homes added in new and existing service areas, ending the quarter with nearly 3.0 million addressable homes.

CenturyLink to Explore Strategic Alternatives for Data Centers
CenturyLink also announced today that it has retained financial advisors to assist in the exploration of strategic alternatives for the Company’s data centers and colocation business operations.
CenturyLink has 59 data centers in the U.S., Asia and Europe with more than 185 megawatts of power across 2.6 million square feet of raised floor capacity. The review of strategic alternatives will involve a full range of options including, but not limited to, a partnership or joint venture, a sale of all or a portion of the data centers, as well as keeping some or all of these assets and operations as part of CenturyLink’s portfolio.

5 All references to segment data herein reflect certain adjustments described in the attached schedules.

“We are confident in our strategy of combining enhanced network and hosting capabilities with a suite of related managed services offerings for our customers. We expect colocation services to remain part of our service offerings, but we do not believe ownership of the physical data center assets is necessary to effectively deliver those services. Therefore, we are exploring all of the strategic alternatives available for our data centers. We have not set a timetable for completion of this process and will take the time necessary to ensure we best position CenturyLink and deliver value to our shareholders, while remaining focused on providing our colocation customers excellent service," Post added.
Guidance — Fourth Quarter 2015
The Company expects fourth quarter 2015 operating revenues and operating cash flow to be lower compared to third quarter 2015, primarily driven by the retroactive recognition of CAF Phase 2 funds in third quarter 2015.

Fourth Quarter 2015 (excluding special items)

Operating Revenues	$4.40 to $4.45 billion
Core Revenues	$3.97 to $4.02 billion
Operating Cash Flow	$1.72 to $1.77 billion
Adjusted Diluted EPS	$0.62 to $0.67

All 2015 guidance figures and 2015 outlook statements included in this release (i) speak as of November 4, 2015 only, (ii) exclude the impact of any share repurchases made after September 30, 2015 and (iii) exclude the effects of special items, future impairment charges, future changes in regulation (including changes in the CAF Phase 2 program), future changes in tax laws or accounting rules, unforeseen litigation or contingencies, integration expenses associated with major acquisitions, any changes in operating or capital plans or other unforeseen events or circumstances that impact our financial performance, and any future mergers, acquisitions, divestitures, joint ventures or other similar business transactions. See “Forward Looking Statements” below. For additional information on how we define certain of the terms used above, see the attached schedules.
Investor Call
As previously announced, CenturyLink’s management will host a conference call at 4:00 p.m. Central Time today, November 4, 2015. Interested parties can access the call by dialing 866-814-8485. The call will be accessible for replay through November 12, 2015, by dialing 888-266-2081 and entering the access code 1663325. Investors can also listen to CenturyLink’s earnings conference call and webcast replay by accessing the Investor Relations portion of the Company’s website at www.centurylink.com through November 26, 2015. Financial, statistical and other information related to the call will also be posted to our website.
Reconciliation to GAAP
This release includes certain non-GAAP financial measures, including but not limited to operating cash flow, free cash flow, core revenues, Adjusted Net Income, Adjusted Diluted EPS and adjustments to GAAP measures to exclude the effect of special items. In addition to providing key metrics for management to evaluate the Company’s performance, we believe these measurements assist investors in their understanding of period-to-period operating performance and in identifying historical and prospective trends. Reconciliations of non-GAAP financial measures to the most comparable GAAP measures are included in the attached financial schedules. Reconciliation of additional non-GAAP financial measures that may be discussed during the earnings call described above will be available in the Investor Relations portion of the Company’s website at www.centurylink.com. Investors are urged to consider these non-GAAP measures in addition to, and not in substitution for, measures prepared in accordance with GAAP.

About CenturyLink
CenturyLink (NYSE: CTL) is a global communications, hosting, cloud and IT services company enabling millions of customers to transform their businesses and their lives through innovative technology solutions. CenturyLink offers network and data systems management, Big Data analytics and IT consulting, and operates more than 55 data centers in North America, Europe and Asia. The company provides high-speed Internet, voice, video, data and managed services over a robust 250,000-route-mile U.S. fiber network and a 300,000-route-mile international transport network. Visit www.centurylink.com for more information.
Forward Looking Statements
Certain non-historical statements made in this release and future oral or written statements or press releases by us or our management are intended to be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations only, and are subject to a number of assumptions, risks and uncertainties, many of which are beyond our control. Actual events and results may differ materially from those anticipated, estimated, projected or implied by us if one or more of these risks or uncertainties materialize, or if our underlying assumptions prove incorrect. Factors that could affect actual results include but are not limited to: the timing, success and overall effects of competition from a wide variety of competitive providers; the risks inherent in rapid technological change, including product displacement; the effects of ongoing changes in the regulation of the communications industry, including the outcome of regulatory or judicial proceedings relating to intercarrier compensation, access charges, universal service, high-speed Internet deployment, data protection and net neutrality; our ability to effectively adjust to changes in the communications industry, and changes in our markets, product mix and network; our ability to effectively manage our expansion opportunities, including retaining and hiring key personnel; possible changes in the demand for, or pricing of, our products and services, including our ability to effectively respond to increased demand for high-speed Internet service; our ability to successfully introduce new product or service offerings on a timely and cost-effective basis; the adverse impact on our business and network from possible equipment failures, security breaches or similar attacks on our network; our ability to successfully negotiate collective bargaining agreements on reasonable terms without work stoppages; our ability to use our net operating loss carryovers in projected amounts; our continued access to credit markets on favorable terms; our ability to collect our receivables from financially troubled companies; our ability to maintain favorable relations with our key business partners, suppliers, vendors, landlords and financial institutions; any adverse developments in legal or regulatory proceedings involving us; changes in our operating plans, corporate strategies, dividend payment plans or other capital allocation plans, including those caused by changes in our cash requirements, capital expenditure needs, debt obligations, pension funding requirements, cash flows, or financial position, or other similar changes; the effects of adverse weather; other risks referenced from time to time in our filings with the U.S. Securities and Exchange Commission (the SEC); and the effects of more general factors such as changes in interest rates, in tax laws, in accounting policies or practices, in operating, medical, pension or administrative costs, in general market, labor or economic conditions, or in legislation, regulation or public policy. These and other uncertainties related to our business and our recent acquisitions are described in greater detail in Item 1A of our Form 10-Q for the quarter ended June 30, 2015, as updated and supplemented by our subsequent SEC reports. You should be aware that new factors may emerge from time to time and it is not possible for us to identify all such factors nor can we predict the impact of each such factor on the business or the extent to which any one or more factors may cause actual results to differ from those reflected in any forward-looking statements. Given these uncertainties, we caution investors not to unduly rely on our forward-looking statements. We undertake no obligation to update or revise any forward-looking statements for any reason, whether as a result of new information, future events or developments, changed circumstances, or otherwise. Furthermore, any information about our intentions contained in any of our forward-looking statements reflects our intentions as of the date of this release, and is based upon, among other things, the existing regulatory and technological environment, industry and competitive conditions, economic and market conditions, and our assumptions as of such date. We may change our intentions, strategies or plans at any time and without notice, based upon any changes in such factors, in our assumptions or otherwise.

CenturyLink, Inc.
CONSOLIDATED STATEMENTS OF INCOME
THREE MONTHS ENDED SEPTEMBER 30, 2015 AND 2014
(UNAUDITED)
(Dollars in millions, except per share amounts; shares in thousands)

	Three months ended September 30, 2015				Three months ended September 30, 2014
				As adjusted				As adjusted		Increase
				excluding				excluding		(decrease)
		Less		special		Less		special	Increase	excluding
	As	special		items	As	special		items	(decrease)	special
	reported	items		(Non-GAAP)	reported	items		(Non-GAAP)	as reported	items
OPERATING REVENUES*
Strategic	$2,319	—		2,319	2,302	—		2,302	0.7%	0.7%
Legacy	1,673	—		1,673	1,777	—		1,777	(5.9)%	(5.9)%
Data integration	153	—		153	185	—		185	(17.3)%	(17.3)%
Other	409	—		409	250	—		250	63.6%	63.6%
Total operating revenues	4,554	—		4,554	4,514	—		4,514	0.9%	0.9%

OPERATING EXPENSES
Cost of services and products	1,993	5	(1)	1,988	1,975	2	(3)	1,973	0.9%	0.8%
Selling, general and administrative	857	73	(1)	784	823	28	(3)	795	4.1%	(1.4)%
Depreciation and amortization	1,048	—		1,048	1,097	—		1,097	(4.5)%	(4.5)%
Total operating expenses	3,898	78		3,820	3,895	30		3,865	0.1%	(1.2)%

OPERATING INCOME	656	(78)		734	619	(30)		649	6.0%	13.1%

OTHER INCOME (EXPENSE)
Interest expense	(329)	—		(329)	(325)	—		(325)	1.2%	1.2%
Other income, net	2	—		2	5	—		5	(60.0)%	(60.0)%
Income tax expense	(124)	33	(2)	(157)	(111)	11	(4)	(122)	11.7%	28.7%
NET INCOME	$205	(45)		250	188	(19)		207	9.0%	20.8%
BASIC EARNINGS PER SHARE	$0.37	(0.08)		0.45	0.33	(0.03)		0.37	12.1%	21.6%
DILUTED EARNINGS PER SHARE	$0.37	(0.08)		0.45	0.33	(0.03)		0.36	12.1%	25.0%

AVERAGE SHARES OUTSTANDING
Basic	554,897			554,897	565,965			565,965	(2.0)%	(2.0)%
Diluted	555,156			555,156	567,432			567,432	(2.2)%	(2.2)%

DIVIDENDS PER COMMON SHARE	$0.54			0.54	0.54			0.54	—%	—%

SPECIAL ITEMS
(1) -
Includes severance costs associated with recent headcount reductions ($58 million), integration costs associated with our acquisition of Qwest ($8 million) and litigation and other adjustments associated with pre-acquisition activities of Qwest and Embarq ($12 million).

(2) -	Income tax benefit of Item (1).
(3) -	Includes severance costs associated with reduction in force initiatives ($14 million) and integration costs associated with our acquisition of Qwest ($16 million).
(4) -	Income tax benefit of Item (3).

*
During the first quarter of 2015, we determined that certain products and services associated with our acquisition of SAVVIS, Inc. are more closely aligned to legacy services than to strategic services. As a result, these operating revenues are now reflected as legacy services.

CenturyLink, Inc.
CONSOLIDATED STATEMENTS OF INCOME
NINE MONTHS ENDED SEPTEMBER 30, 2015 AND 2014
(UNAUDITED)
(Dollars in millions, except per share amounts; shares in thousands)

	Nine months ended September 30, 2015				Nine months ended September 30, 2014
				As adjusted				As adjusted		Increase
				excluding				excluding		(decrease)
		Less		special		Less		special	Increase	excluding
	As	special		items	As	special		items	(decrease)	special
	reported	items		(Non-GAAP)	reported	items		(Non-GAAP)	as reported	items
OPERATING REVENUES *
Strategic	$6,971	—		6,971	6,862	—		6,862	1.6%	1.6%
Legacy	5,095	—		5,095	5,428	—		5,428	(6.1)%	(6.1)%
Data integration	434	—		434	546	—		546	(20.5)%	(20.5)%
Other	924	—		924	757	—		757	22.1%	22.1%
Total operating revenues	13,424	—		13,424	13,593	—		13,593	(1.2)%	(1.2)%

OPERATING EXPENSES
Cost of services and products	5,863	11	(1)	5,852	5,872	12	(3)	5,860	(0.2)%	(0.1)%
Selling, general and administrative	2,571	140	(1)	2,431	2,497	111	(3)	2,386	3.0%	1.9%
Depreciation and amortization	3,136	—		3,136	3,297	—		3,297	(4.9)%	(4.9)%
Total operating expenses	11,570	151		11,419	11,666	123		11,543	(0.8)%	(1.1)%

OPERATING INCOME	1,854	(151)		2,005	1,927	(123)		2,050	(3.8)%	(2.2)%

OTHER INCOME (EXPENSE)
Interest expense	(984)	—		(984)	(981)	—		(981)	0.3%	0.3%
Other income, net	16	—		16	7	(14)	(4)	21	128.6%	(23.8)%
Income tax expense	(346)	55	(2)	(401)	(369)	47	(5)	(416)	(6.2)%	(3.6)%
NET INCOME	$540	(96)		636	584	(90)		674	(7.5)%	(5.6)%
BASIC EARNINGS PER SHARE	$0.97	(0.17)		1.14	1.03	(0.16)		1.18	(5.8)%	(3.4)%
DILUTED EARNINGS PER SHARE	$0.97	(0.17)		1.14	1.02	(0.16)		1.18	(4.9)%	(3.4)%

AVERAGE SHARES OUTSTANDING
Basic	558,502			558,502	569,472			569,472	(1.9)%	(1.9)%
Diluted	559,293			559,293	570,640			570,640	(2.0)%	(2.0)%

DIVIDENDS PER COMMON SHARE	$1.62			1.62	1.62			1.62	—%	—%

SPECIAL ITEMS
(1) -
Includes severance costs associated with recent headcount reductions ($90 million), integration costs associated with our acquisition of Qwest ($26 million), regulatory fines associated with a 911 system outage ($15 million), litigation and other adjustments associated with pre-acquisition activities of Qwest and Embarq ($12 million) and the impairment of office buildings ($8 million).

(2) -	Income tax benefit of Item (1).
(3) -
Includes severance costs associated with reduction in force initiatives ($66 million), integration and retention costs associated with our acquisition of Qwest ($41 million) and the impairment of two office buildings ($18 million), less the offsetting impact of a litigation settlement in the amount of $2 million.

(4) -	Impairment of a non-operating investment ($14 million).
(5) -	Income tax benefit of Item (3).

*
During the first quarter of 2015, we determined that certain products and services associated with our acquisition of SAVVIS, Inc. are more closely aligned to legacy services than to strategic services. As a result, these operating revenues are now reflected as legacy services.

CenturyLink, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
SEPTEMBER 30, 2015 AND DECEMBER 31, 2014
(UNAUDITED)
(Dollars in millions)
	September 30,	December 31,
	2015	2014
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$355	128
Other current assets	2,995	3,448
Total current assets	3,350	3,576

NET PROPERTY, PLANT AND EQUIPMENT
Property, plant and equipment	38,250	36,718
Accumulated depreciation	(20,182)	(18,285)
Net property, plant and equipment	18,068	18,433

GOODWILL AND OTHER ASSETS
Goodwill	20,757	20,755
Other, net	6,579	7,383
Total goodwill and other assets	27,336	28,138

TOTAL ASSETS	$48,754	50,147

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Current maturities of long-term debt	$1,910	550
Other current liabilities	3,637	3,368
Total current liabilities	5,547	3,918

LONG-TERM DEBT	18,504	20,121
DEFERRED CREDITS AND OTHER LIABILITIES	10,453	11,085
STOCKHOLDERS' EQUITY	14,250	15,023

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$48,754	50,147

CenturyLink, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
NINE MONTHS ENDED SEPTEMBER 30, 2015 AND 2014
(UNAUDITED)
(Dollars in millions)

	Nine months ended	Nine months ended
	September 30, 2015	September 30, 2014
OPERATING ACTIVITIES
Net income	$540	584
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	3,136	3,297
Impairment of assets	9	32
Deferred income taxes	93	301
Provision for uncollectible accounts	128	110
Share-based compensation	57	62
Changes in current assets and liabilities, net	198	(224)
Retirement benefits	(134)	(255)
Changes in other noncurrent assets and liabilities, net	(54)	66
Other, net	(17)	(36)
Net cash provided by operating activities	3,956	3,937
INVESTING ACTIVITIES
Payments for property, plant and equipment and capitalized software	(2,039)	(2,113)
Proceeds from sale of property	29	—
Other, net	(12)	—
Net cash used in investing activities	(2,022)	(2,113)
FINANCING ACTIVITIES
Net proceeds from issuance of long-term debt	990	483
Payments of long-term debt	(535)	(162)
Net payments on credit facility and revolving line of credit	(725)	(140)
Dividends paid	(905)	(924)
Net proceeds from issuance of common stock	11	45
Repurchase of common stock	(541)	(558)
Other, net	(2)	(2)
Net cash used in financing activities	(1,707)	(1,258)
Net increase in cash and cash equivalents	227	566
Cash and cash equivalents at beginning of period	128	168
Cash and cash equivalents at end of period	$355	734

CenturyLink, Inc.
SELECTED SEGMENT FINANCIAL INFORMATION
THREE MONTHS AND NINE MONTHS ENDED SEPTEMBER 30, 2015 AND 2014
(UNAUDITED)
(Dollars in millions)

	Three months ended September 30,*		Nine months ended September 30,*
	2015	2014	2015	2014
Total segment revenues	$4,145	4,264	12,500	12,836
Total segment expenses	2,163	2,161	6,378	6,374
Total segment income	$1,982	2,103	6,122	6,462
Total segment income margin (segment income divided by segment revenues)	47.8%	49.3%	49.0%	50.3%

Business
Revenues
Strategic services	$1,556	1,590	4,712	4,739
Legacy services	928	999	2,848	3,054
Data integration	152	184	432	543
Total revenues	2,636	2,773	7,992	8,336
Expenses
Total expenses	1,541	1,549	4,550	4,568

Segment income	$1,095	1,224	3,442	3,768
Segment income margin	41.5%	44.1%	43.1%	45.2%

Consumer
Revenues
Strategic services	$763	712	2,259	2,123
Legacy services	745	778	2,247	2,374
Data integration	1	1	2	3
Total revenues	1,509	1,491	4,508	4,500
Expenses
Total expenses	622	612	1,828	1,806

Segment income	$887	879	2,680	2,694
Segment income margin	58.8%	59.0%	59.4%	59.9%

*
During the fourth quarter of 2014, we implemented a new organizational structure designed to strengthen our ability to attain our operational, strategic and financial goals. As a result of this reorganization, we now operate and report two segments in our consolidated financial statements.

During the first quarter of 2015, we determined that certain products and services associated with our acquisition of SAVVIS, Inc. are more closely aligned to legacy services than to strategic services. As a result, these operating revenues are now reflected as legacy services.

CenturyLink, Inc.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(UNAUDITED)
(Dollars in millions)

		Three months ended September 30, 2015				Three months ended September 30, 2014
					As adjusted				As adjusted
			Less		excluding		Less		excluding
		As	special		special	As	special		special
		reported	items		items	reported	items		items
Operating cash flow and cash flow margin
	Operating income	$656	(78)	(1)	734	619	(30)	(2)	649
	Add: Depreciation and amortization	1,048	—		1,048	1,097	—		1,097
	Operating cash flow	$1,704	(78)		1,782	1,716	(30)		1,746

	Revenues	$4,554	—		4,554	4,514	—		4,514

	Operating income margin (operating income divided by revenues)	14.4%			16.1%	13.7%			14.4%

	Operating cash flow margin (operating cash flow divided by revenues)	37.4%			39.1%	38.0%			38.7%

Free cash flow
	Operating cash flow				$1,782				1,746
	Less: Cash (paid) for income taxes, net of refunds				(13)				2
	Less: Cash paid for interest, net of amounts capitalized				(260)				(262)
	Less: Capital expenditures (3)				(764)				(711)
	Add: Other income				2				5
	Free cash flow (4)				$747				780

SPECIAL ITEMS
(1) -
Includes severance costs associated with recent headcount reductions ($58 million), integration costs associated with our acquisition of Qwest ($8 million) and litigation and other adjustments associated with pre-acquisition activities of Qwest and Embarq ($12 million).

(2) -	Includes severance costs associated with reduction in force initiatives ($14 million) and integration costs associated with our acquisition of Qwest ($16 million).
(3) -	Excludes $3 million in third quarter 2015 and $1 million in third quarter 2014 of capital expenditures related to the integration of Qwest and Savvis.
(4) -	Excludes special items identified in items (1) and (2).

CenturyLink, Inc.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(UNAUDITED)
(Dollars in millions)

		Nine months ended September 30, 2015				Nine months ended September 30, 2014
					As adjusted				As adjusted
			Less		excluding		Less		excluding
		As	special		special	As	special		special
		reported	items		items	reported	items		items
Operating cash flow and cash flow margin
	Operating income	$1,854	(151)	(1)	2,005	1,927	(123)	(2)	2,050
	Add: Depreciation and amortization	3,136	—		3,136	3,297	—		3,297
	Operating cash flow	$4,990	(151)		5,141	5,224	(123)		5,347

	Revenues	$13,424	—		13,424	13,593	—		13,593

	Operating income margin (operating income divided by revenues)	13.8%			14.9%	14.2%			15.1%

	Operating cash flow margin (operating cash flow divided by revenues)	37.2%			38.3%	38.4%			39.3%

Free cash flow
	Operating cash flow				$5,141				5,347
	Less: Cash paid for income taxes, net of refunds				(54)				(21)
	Less: Cash paid for interest, net of amounts capitalized				(914)				(934)
	Less: Capital expenditures (3)				(2,031)				(2,096)
	Add: Other income				16				21
	Free cash flow (4)				$2,158				2,317

SPECIAL ITEMS
(1) -
Includes severance costs associated with recent headcount reductions ($90 million), integration costs associated with our acquisition of Qwest ($26 million), regulatory fines associated with a 911 system outage ($15 million), litigation and other adjustments associated with pre-acquisition activities of Qwest and Embarq ($12 million) and the impairment of office buildings ($8 million).

(2) -
Includes severance costs associated with reduction in force initiatives ($66 million), integration and retention costs associated with our acquisition of Qwest ($41 million) and the impairment of two office buildings ($18 million), less the offsetting impact of a litigation settlement in the amount of $2 million.

(3) -	Excludes $8 million in 2015 and $17 million in 2014 of capital expenditures related to the integration of Qwest and Savvis.
(4) -	Excludes special items identified in items (1) and (2).

CenturyLink, Inc.
REVENUES
(UNAUDITED)
(Dollars in millions)

		Three months ended		Nine months ended
		September 30, 2015	September 30, 2014	September 30, 2015	September 30, 2014
Strategic services
	Business high-bandwidth data services (1)	$699	655	2,083	1,904
	Business low-bandwidth data services (2)	506	574	1,555	1,792
	Business hosting services (3)	324	331	961	988
	Other business strategic services (4)	27	30	113	55
	Consumer high-speed Internet services (5)	658	616	1,945	1,847
	Other consumer strategic services (6)	105	96	314	276
	Total strategic services revenues	2,319	2,302	6,971	6,862

Legacy services
	Business legacy voice services (7)	638	692	1,958	2,103
	Other business legacy services (8)	290	307	890	951
	Consumer legacy voice services (7)	664	707	2,027	2,170
	Other consumer legacy services (9)	81	71	220	204
	Total legacy services revenues	1,673	1,777	5,095	5,428

Data integration
Business data integration		152	184	432	543
Consumer data integration		1	1	2	3
Total data integration revenues		153	185	434	546

Other revenues
High cost support revenue (10)		284	134	550	400
Other revenue (11)		125	116	374	357
Total other revenues		409	250	924	757

Total revenues		$4,554	4,514	13,424	13,593

(1)	Includes MPLS and Ethernet revenue
(2)	Includes private line and high-speed Internet revenue
(3)	Includes colocation, hosting (including cloud hosting and managed hosting) and hosting area network revenue
(4)	Includes primarily VoIP, video and IT services revenue
(5)	Includes high-speed Internet and related services revenue
(6)	Includes video and Verizon wireless revenue
(7)	Includes local and long-distance voice revenue
(8)	Includes UNEs, public access and other ancillary revenue
(9)	Includes switched access and other ancillary revenue
(10)	Includes CAF Phase 1, CAF Phase 2 and federal and state USF support revenue
(11)	Includes USF surcharges

During the first quarter of 2015, we determined that certain products and services associated with our acquisition of SAVVIS, Inc. are more closely aligned to legacy services than to strategic services. As a result, these operating revenues are now reflected as legacy services.

CenturyLink, Inc.
HOSTING REVENUES AND OPERATING METRICS
(UNAUDITED)

	Three months ended		Nine months ended
	September 30, 2015	September 30, 2014	September 30, 2015	September 30, 2014

Hosting Revenue Detail (1)	(In millions)
Colocation	$151	164	463	484
Managed Hosting / Cloud	152	145	434	433
Hosting Area Network	21	22	64	71
Total Hosting Revenue	$324	331	961	988

(1)	Excludes Wide-Area Network (WAN) revenue previously reported in total Hosting revenue.

		As of	As of	As of
		September 30, 2015	June 30, 2015	September 30, 2014
Hosting Data Center Metrics
Number of data centers (2)		59	59	58
Sellable square feet, million sq ft		1.59	1.57	1.45
Billed square feet, million sq ft		1.01	1.01	0.94
Utilization		64%	64%	65%

(2)
We define a data center as any facility where we market, sell and deliver colocation services, managed hosting (including cloud hosting) services, multi-tenant managed services, or any combination thereof.

		As of	As of	As of
		September 30, 2015	June 30, 2015	September 30, 2014

Operating Metrics		(In thousands)
High-speed Internet subscribers		6,071	6,108	6,063
Access lines		11,915	12,109	12,537
Prism subscribers		269	258	229

	Our methodology for counting high-speed Internet subscribers, access lines and Prism subscribers may not be comparable to those of other companies.

CenturyLink, Inc.
SUPPLEMENTAL NON-GAAP INFORMATION - ADJUSTED DILUTED EPS
THREE MONTHS ENDED SEPTEMBER 30, 2015 AND 2014 AND NINE MONTHS ENDED SEPTEMBER 30, 2015 AND 2014
(UNAUDITED)
(Dollars and shares in millions, except per share amounts)

	Three months ended		Nine months ended
	September 30, 2015 (excluding special items)	September 30, 2014 (excluding special items)	September 30, 2015 (excluding special items)	September 30, 2014 (excluding special items)

Net income *	$250	207	636	674

Add back:
Amortization of customer base intangibles:
Qwest	197	212	604	647
Embarq	20	24	69	83
Savvis	15	15	46	46

Amortization of trademark intangibles	—	4	1	20

Amortization of fair value adjustment of long-term debt:
Embarq	1	1	4	4
Qwest	(5)	(12)	(17)	(36)

Subtotal	228	244	707	764
Tax effect of above items	(88)	(92)	(270)	(290)
Net adjustment, after taxes	140	152	437	474

Net income, as adjusted for above items	$390	359	1,073	1,148

Weighted average diluted shares outstanding	555.2	567.4	559.3	570.6

Diluted EPS (excluding special items)	$0.45	0.36	1.14	1.18

Adjusted diluted EPS as adjusted for the above-listed purchase accounting intangible and interest amortizations (excluding special items)	$0.70	0.63	1.92	2.01

The above schedule presents adjusted net income and adjusted diluted earnings per share (both excluding special items) by adding back to net income and diluted earnings per share certain non-cash expense items that arise as a result of the application of business combination accounting rules to our major acquisitions since mid-2009. Such presentation is not in accordance with generally accepted accounting principles but management believes the presentation is useful to analysts and investors to understand the impacts of growing our business through acquisitions.

*See preceding schedules for a summary description of special items.